UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of Report (date of earliest event reported): December 9, 2019

Enviva Partners, LP
(Exact name of registrant as specified in its charter)
____________________

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

 Indenture

On December 9, 2019, in connection with the previously announced offering (the “Offering”) and issuance by Enviva Partners, LP (the “Partnership”) and its wholly owned subsidiary, Enviva Partners Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) of $550,000,000 in aggregate principal amount of the Issuers’ 6.500% senior unsecured notes due 2026 (the “Notes”), the Partnership entered into an Indenture dated December 9, 2019 (the “Indenture”) among the Issuers, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee. The principal amount of the Offering was increased from the previously announced offering size of $450,000,000. The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership’s existing subsidiaries (excluding Finance Corp.) that guarantee its senior secured revolving credit facility and may be guaranteed by certain future restricted subsidiaries (collectively, the “Guarantors”). The Notes and the Guarantees were sold to the initial purchasers of the Notes at par.

On December 9, 2019, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will accrue interest from July 15, 2020, which will be payable semi-annually in arrears on each July 15 and January 15, commencing on July 15, 2020.

The Indenture contains customary terms, events of default, and covenants relating to, among other things, the incurrence of debt, the payment of distributions or similar restricted payments, transactions with affiliates, and limitations on asset sales.

Prior to November 15, 2021, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.500% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with an amount of cash not greater than the net proceeds from one or more equity offerings, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption (excluding any Notes held by the Partnership and its subsidiaries) and such redemption occurs within 120 days of the date of the closing of such equity offering. Prior to November 15, 2021, the Issuers may, at their option, redeem the Notes in whole or in part at a redemption price equal to the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. The Issuers may also redeem all or a portion of the Notes at any time on or after November 15, 2021 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the redemption date. If certain “change of control” events (as defined in the Indenture) occur and are followed by certain declines in the credit rating of the Notes, the Indenture requires the Issuers to offer to repurchase all of the Notes then outstanding for cash at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, unless the Issuers had previously exercised or concurrently exercise the right to redeem the Notes as described above.

The Notes and the Guarantees are the general unsecured obligations of the Issuers and the Guarantors and rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior unsecured indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness, if any. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under the Partnership’s senior secured credit facilities and guarantees thereof, to the extent of the value of the assets securing such debt, and are structurally subordinated to all indebtedness of any of the Partnership’s subsidiaries that do not guarantee the Notes.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
4.1	Indenture, dated December 9, 2019, by and among Enviva Partners, LP, Enviva Partners Finance Corp., the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as trustee.

4.2	Form of 6.500% Senior Notes due 2026 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner
Date: December 9, 2019
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary

4